AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
December 2, 2005
REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIKE ELECTRIC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3112047
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
100 Pike Way
Mount Airy, NC 27030
(336) 789-2171
(Address, including zip code and telephone number, of principal executive offices,)

PIKE ELECTRIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Mark Castaneda
Chief Financial Officer
Pike Electric Corporation
100 Pike Way
Mount Airy, NC 27030
(336) 789-2171
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Richard Hall, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered(1)	Registered(2)(3)	Per Unit(4)	Price (4)	Fee(4)

Common Stock, par value $0.001 per share	500,000 shares	$17.675	$8,837,500	$945.61

1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered pursuant to the Pike Electric Corporation Employee Stock Purchase Plan (the “Plan”) described herein.

2)	Represents shares of the registrant’s common stock issuable pursuant to the Plan.

3)	This registration statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the registrant which results in an increase in the number of the registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under the plan.

4)	Estimated for the sole purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated as the average of the high and low selling prices, as reported by the New York Stock Exchange, Inc., of the common stock of the registrant on November 25, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
ITEM 1. PLAN INFORMATION
     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by Pike Electric Corporation (the “Corporation”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference herein and shall be deemed a part hereof:
(a)	The Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed on September 28, 2005.

(b)	The Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005.

(c)	The Corporation’s Current Reports on Form 8-K filed October 26, 2005 and November 10, 2005.

(d)	The description of the Corporation’s Common Stock contained in the Corporation’s Registration Statement on Form 8-A, filed on July 25, 2005.
     All documents subsequently filed by the Corporation and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.
     Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
     Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Our certificate of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for some liabilities.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     Not Applicable.
ITEM 8. EXHIBITS.

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

4.1	Certificate of Incorporation of Pike Electric Corporation (incorporated by reference to Exhibit No. 3.1 of the Registration Statement of Pike Electric Corporation on Form S-1, Registration No. 333-124117, filed July 12, 2005).

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

4.2	Articles of Association of Pike Electric Corporation (incorporated by reference to Exhibit 3.3 of the Registration Statement of Pike Electric Corporation on Form S-1, Registration No. 333-124117, filed July 12, 2005).

5.1	Opinion of Cravath, Swaine & Moore LLP as to the legality of the securities being issued.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).

24	Powers of Attorney (included as part of the signature pages).
ITEM 9. UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mount Airy, North Carolina, on December 2, 2005.

PIKE ELECTRIC CORPORATION

By	/s/ Mark Castaneda

Name: Mark Castaneda Title: Chief Financial Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Mark Castaneda and J. Russell Triedman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Eric Pike J. Eric Pike	President, Chief Executive Officer and Chairman	December 2, 2005
/s/ Mark Castaneda Mark Castaneda	Chief Financial Officer, Controller	December 2, 2005
/s/ James R. Helvey III James R. Helvey III	Director	December 2, 2005
/s/ J. Russell Triedman J. Russell Triedman	Director	December 2, 2005
/s/ Adam P. Godfrey Adam P. Godfrey	Director	December 2, 2005
/s/ Robert D. Lindsay Robert D. Lindsay	Director	December 2, 2005
/s/ Alan E. Goldberg Alan E. Goldberg	Director	December 2, 2005

Signature	Title	Date

/s/ Stuart S. Janney Stuart S. Janney	Director	December 2, 2005
     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mount Airy, North Carolina, on December 2, 2005.

PIKE ELECTRIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN

By	/s/ Loretta Hall

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Certificate of Incorporation of Pike Electric Corporation (incorporated by reference to Exhibit No. 3.1 of the Registration Statement of Pike Electric Corporation on Form S-1, Registration No. 333-124117, filed July 12, 2005).

4.2	Articles of Association of Pike Electric Corporation (incorporated by reference to Exhibit 3.3 of the Registration Statement of Pike Electric Corporation on Form S-1, Registration No. 333-124117, filed July 12, 2005).

5.1	Opinion of Cravath, Swaine & Moore LLP as to the legality of the securities being issued.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).

24	Powers of Attorney (included as part of the signature pages).